UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2005

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 10, 2005, Standard & Poor’s Ratings Services (“S&P”) announced that it raised its corporate credit and senior unsecured debt ratings on AmerisourceBergen Corporation (the “Registrant”) to ‘BBB-’ from ‘BB+’. S&P affirmed its ‘A-3’ short-term credit rating on the Registrant. S&P’s upgrade raised the Registrant to investment grade status. As a result of the upgrade, the Registrant is entitled to substantially relaxed covenants under the indenture governing its 5.625% senior notes due 2012 and 5.875% senior notes due 2015, and to a lesser extent, under its $700 million senior credit facility. In addition, the subsidiaries of the Registrant will no longer be obligated to guarantee the obligations of the Registrant under the senior credit facility or the senior notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: November 14, 2005	By:	/s/ MICHAEL D. DICANDILO
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President
and Chief Financial Officer